EXHIBIT 10.1

EQUITY EXCHANGE AGREEMENT

AGREEMENT, dated as of December 13, 2013 (this "Agreement") among KVINTNESS F&DI HOLDINGS CORP., a Delaware corporation ("KVINTESS"), KVINTESS FINANCE, a corporation formed under the laws of the Russian Federation (the "Company"), and Abisov Rufat Ravilevich, Gabdrahmanova Guzel Adipovna, and Nurtdinov Almz Niyazovich, constituting all of the owners of the Company ("Owners").

W I T N E S S E T H.

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Owners will exchange (the “Exchange”) shares or ownership interests of the Company for 122,322,923 shares of KVINTESS's common stock (“KVINTESS Common Stock”) to be issued to the Owners, and KVINTESS will acquire 100%% of the issued and outstanding shares or other ownership interests of the Company (“Ownership Interests”), making KVINTESS the 100% controlling shareholder or owner of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, KVINTESS, the Company and Owners hereby agree as follows:

ARTICLE I: The Exchange.

SECTION 1.01. The Exchange. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below in Section 1.02), as a result of the Exchange, KVINTESS will acquire 100% of the Company’s shares or other ownership interests from the Owners and will become the sole shareholder or Owner of the Company.

SECTION 1.02. Effective Time; Closing. As promptly as practicable and in no event later than December 31, 2013, the parties hereto shall cause the Exchange to be consummated by (1) the Owner(s) delivering to KVINTESS, or its representatives, the certificates or other instruments evidencing Ownership Interests in the Company representing 100% of the outstanding Company Ownership Interests, duly endorsed (or with duly executed stock powers) so as to make KVINTESS the sole owner thereof free and clear of all claims and encumbrances, and (2) KVINTESS delivering to each of the Owners, as set forth on the signature page to this Agreement, the number of shares of KVINTNESS Common Stock set forth opposite the name of such Owner, constituting in the aggregate 122,322,923 shares of KVINTESS Common Stock to be transferred to the Owners by the majority stockholder of KVINTESS. The term "Effective Time" means the date and time of the Closing (or such later time as may be agreed in writing by each of the parties hereto) to be held at the offices of the Company, Kazan, Russian Federation, (or such other place as the parties may agree).

SECTION 1.03. Effect of the Exchange. At the Effective Time, the effect of the Exchange shall be that KVINTESS will become the 100% controlling owner of the Company.

ARTICLE II: REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OWNERS.

The Company and each of the Owners hereby represent and warrant to KVINTESS that:

(a)	Company Properties. The Company represents that it has good title to the two parcels of land owned by it in Kazan, Russian, as shown on the Company’s balance sheet furnished to the KVINTESS auditors, and that such properties are not subject to any third party claims, liens or encumbrances.

(b)	Investor Status. Each Owner represents that such Owner is not a U.S. Person (and is not acquiring the KVINTESS Common Stock for the account of any U.S. Person, (ii) if a corporation, it is not organized or incorporated under the laws of the United States; (iii) if a corporation, no director or executive officer is a national or citizen of the United States; and (iv) it is not otherwise deemed to be a "U.S. Person" within the meaning of Regulation S promulgated by the United States Securities and Exchange Commission. If a resident of the United States, the Owner represents that he or she is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended

(c)	Authority of Owner. Each Owner represents that such Owner is the sole owner of the shares or ownership interests transferred and assigned to KVINTESS under this Agreement, and has full right and authority to enter into this Agreement and to transfer and assign such shares or ownership interests to KVINTESS pursuant to this Agreement.

(d)	Purchase for Investment. The Owner is subscribing for the KVINTESS Exchange Shares solely for his or her own account, for investment purposes and not with a view to distribution, sale or subdivision, or for the account of any other individual, corporation, firm or person.

(e)	Laws of Russian Federation; Representation by Counsel. The Company represents and warrants to KVINTESSS that the Exchange is lawful under the laws of the Russian Federation and no governmental approvals are required for completion of the Exchange as contemplated by this Agreement. Each Owner represents that he or she is represented by their own counsel in this transaction and that such counsel has carefully reviewed with them the tax consequences of the Exchange.

IN WITNESS WHEREOF, KVINTESS, the Owners and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ATTEST: KVINTESS FD&I HOLDINGS CORP.

/s/ Andrei Isaev
Isaev Andrei Alekseevich, Chairman

ATTEST: KVINTNESS FINANCE

/s/ Rufat Abiasov
Abiasov Rufat Ravilevich, Director General

ATTEST: OWNERS:
No. of Shares of KVINTESS Common Stock to be Received in Exchange

/s/ Rufat Abiasov	56,462,793
Abiasov Rufat Ravilevich

/s/ Guzel Gabdrahmanova	59,910,230
Gabdrahmanova Guzel Adipovna

/s/ Almaz Nurtdinov	5,950,000
Nurtdinov Almaz Niyazovich

Total: 122,322,923